Exhibit 4.2
                                                                     -----------


                                 AMENDMENT NO. 1

                                     TO THE

                     HERCULES INCORPORATED RIGHTS AGREEMENT

                           DATED AS OF AUGUST 4, 2000

     THIS AMENDMENT is made and entered into as of this 4th day of June, 2003, by and between Hercules Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey corporation (the "Rights Agent").

                                   WITNESSETH:

     WHEREAS, the Company and ChaseMellon Shareholder Services, L.L.C., the predecessor to the Rights Agent, executed a Rights Agreement, dated as of August 4, 2000 (the "Rights Agreement");

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, prior to the time any Person becomes an Acquiring Person (as defined in the Rights Agreement), supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to make any provisions with respect to the Rights which the Company may deem necessary or desirable, provided any such supplement or amendment is evidenced by a writing signed by the Company and the Rights Agent; and

     WHEREAS, the Company so deems it desirable and in the best interests of the Company and its stockholders to amend and change certain provisions of the Rights Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1. Amendment of Rights Agreement. (a) All references in the Rights Agreement (i) to "Rights Agreement, dated as of August 4, 2000" shall be deemed references to "Rights Agreement, dated as of August 4, 2000, as amended and restated as of June 4, 2003", and (ii) to "ChaseMellon Shareholder Services, L.L.C." shall be deemed references to "Mellon Investor Services LLC".

     In addition, Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

     "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include (A) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (B) a Qualified Institutional Investor, or (C) any Person who acquires Common Shares pursuant to a Qualifying Offer. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" (i) as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

     (b) The first paragraph of Section 1(d) of the Rights Agreement is hereby amended in its entirety to read as follows:

     "(d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" or have "beneficial ownership" of any securities:"

     (c) The last paragraph of Section 1(d) of the Rights Agreement is hereby amended in its entirety to read as follows:

     "Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder."

     (d) Section 1 of the Rights Agreement is hereby amended by adding the following new paragraphs (and by relettering all other paragraphs of such Section, and all cross-references thereto in the Rights Agreement, accordingly):

     "(l) "Independent Directors" shall mean the members of the Board of Directors of the Company other than (i) any such member who is an employee of the Company and is otherwise not "independent" under applicable stock exchange requirements or the Company's corporate governance guidelines then in effect, (ii) the Offeror, and (iii) any Person who is (or whose Affiliates or Associates are) making an offer or proposing an alternative transaction that is in competition with any Qualifying Offer."

     "(n) "Offer Consideration" shall have the meaning set forth in Section 1(w)(i) hereof."

     "(o) "Offer Date" shall have the meaning set forth in Section 1(w)(iv) hereof."

     "(p) "Offer Period" shall have the meaning set forth in Section 1(w)(iv) hereof."

     "(q) "Offeror" shall have the meaning set forth in Section 1(w) hereof."

     "(r) "Offeror Shares" shall have the meaning set forth in Section 1(w)(i) hereof."

     "(v) "Qualified Institutional Investor" shall mean, as of any time of determination, a Person that is the Beneficial Owner of less than 20% of the Common Shares of the Company then outstanding and (A) (i) is described in Rule 13d-1(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and if such Person is the Beneficial Owner of greater than 5% of the Common Shares of the Company does in fact report) beneficial ownership of Common Shares of the Company on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Common Shares of the Company, or (B) is otherwise determined by the Independent Directors in their sole discretion to be a Qualified Institutional Investor."

     "(w) "Qualifying Offer" shall mean a tender or exchange offer made by any Person, alone or together with any of its Affiliates or Associates (such Persons, individually or collectively, the "Offeror"), for all of the Common Shares of the Company then outstanding, which offer meets all of the following requirements:

     (i) such offer provides for the acquisition of all of the Common Shares of the Company outstanding at the time such offer is made, that are held by any Person other than the Offeror, for the same consideration per each such Common Share; provided, however, that such consideration (the "Offer Consideration") may consist of: (x) cash (subject to the provisions of clause (ii) below), (y) freely tradable shares of common stock of the Offeror that are approved for listing or quotation upon notice of issuance on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, and the Offeror is eligible to register such shares for primary sales on Form S-3 under the Securities Act (or any successor form) (the "Offeror Shares") or (z) a combination of cash meeting the requirements of subclause (x) of this clause (i) and Offeror Shares; provided, further, however, that the value per Common Share of the Company of such Offer Consideration must be at least 20% greater than the current per share market price (as determined pursuant to the provisions of Section 11(d) hereof) of a Common Share of the Company on the date immediately prior to the date such Offeror first publicly discloses its intention to make an offer for the Common Shares of the Company;

     (ii) if any portion of the Offer Consideration consists of cash, on or prior to the date such offer is commenced (within the meaning of Rule 14d-2(a) promulgated under the Exchange Act), the Offeror has, and has provided to the Company, firm written commitments from responsible financial institutions, which have been accepted by the Offeror, to provide, subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Company, conditions based on the accuracy of any information concerning the Company other than such as would be the subject of representations and warranties in a public financing by the Company, or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing), funds for such offer which--when added to the amount of cash and cash equivalents which the Offeror then has available and has irrevocably committed in writing to the Company to utilize for purposes of such offer if consummated (and to set apart and maintain available for such purposes until the offer is consummated or withdrawn)--will be sufficient to pay for all Common Shares of the Company then outstanding (on a fully diluted basis) and all expenses related to the Qualifying Offer;

     (iii) if no portion of the Offer Consideration consists of cash, such offer states that (and the Offeror has provided to the Company reasonable evidence to the effect that) the Offeror has (x) a sufficient number of Offeror Shares available for issuance in connection with such offer without any further approval required by the Offeror's stockholders, and (y) cash and cash equivalents in an amount sufficient to pay for all expenses related to the Qualifying Offer;

     (iv) such offer (x) must remain open for at least 120 calendar days after it is first commenced (within the meaning of Rule 14d-2(a) promulgated under the Exchange Act) (the "Offer Date") (or such longer period as is necessary for the last day of such 120-day period to be a Business Day) (such period, as may be extended pursuant to this clause (iv), the "Offer Period"), (y) must be extended for at least twenty (20) Business Days after
     (A) the last increase (or decrease permitted by clause (vi) below) in the Offer Consideration or (B) any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per Common Share of the Company in excess of that provided for in such original offer (provided, however, that such offer need not remain open, as a result of this clause (iv), beyond
     (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under this clause (iv), or (2) the scheduled expiration date, as such date may be extended by public announcement prior to the then scheduled expiration date, of any other offer with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of shares thereunder (unless such other offer is terminated prior to its expiration without any shares having been purchased thereunder)), and (z) shall be subject only to stockholder approval at the Special Meeting called pursuant to Section 23(c) hereof in accordance with the provision of such section (or to expiration of the Rights pursuant to Section 23(c)(ii) hereof), and to other customary terms and conditions (which shall in no event include satisfaction of any conditions relating to the business, financial condition, results of operations or prospects of the Company other than such as are based on information publicly disclosed by the Company, any financing conditions or any conditions relating to approval of the Offeror's stockholders);

     (v) after the consummation of such offer, the Offeror owns Common Shares of the Company representing at least a majority of the Common Shares then outstanding; and

     (vi) prior to or on the date that such offer is commenced within the meaning of Rule 14d-2(a) promulgated under the Exchange Act, the Offeror makes an irrevocable written commitment to the Company (x) to consummate promptly upon the completion of such offer a transaction whereby all Common Shares of the Company not purchased or tendered in such offer will be acquired at the same price and for the same Offer

     Consideration per Common Share paid in such offer, and (y) that the Offeror will not make any amendment to the original offer, which reduces the value per Common Share of the Offer Consideration (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer, other than a regular quarterly cash dividend consistent with past practice, or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), reduces the number of Common Shares being sought or which is in any other respect materially adverse to the Company's stockholders."

     "(aa) "Resolution" shall have the meaning set forth in Section 23(c)."

     "(dd) "Securities Act" shall mean the Securities Act of 1933, as amended."

     "(ff) "Special Meeting" shall have the meaning set forth in Section 23(c)."

     (e) Section 3(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

     (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan) of a tender or exchange offer, other than a Qualifying Offer, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 10% or more of the then outstanding Common Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with the necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates."

     (f) The first paragraph of Section 3(c) of the Rights Agreement is hereby amended in its entirety to read as follows:

     "(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:"

     (g) Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

     "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly and duly executed, to the Rights Agent at the Designated Office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on August 4, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in
     Section 24 hereof, or (iv) the expiration of the Rights pursuant to (x) the last sentence of Section 13 hereof or (y) Section 23(c)(ii) hereof."

     (h) Section 13 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of such Section (as a separate paragraph):

     "Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to any transaction described in clauses (a) or
     (b) of the first paragraph of this Section 13 if (i) such transaction is consummated with a Person or Persons who acquired Common Shares of the Company pursuant to a Qualifying Offer, (ii) the consideration per Common Share of the Company offered in such transaction is not less than the consideration per Common Share paid to holders of Common Shares pursuant to such Qualifying Offer and (iii) the form of consideration per Common Share of the Company offered in such transaction is the same as the form of consideration paid to holders of Common Shares pursuant to such Qualifying Offer. Upon consummation of any transaction contemplated by this last paragraph of Section 13, all Rights hereunder shall immediately expire."

     (i) Section 23 of the Rights Agreement is hereby amended by changing its title from "Redemption" to "Redemption; Expiration", and by adding the following new paragraph at the end of Section 23(a) (continuing after the period):

     "To encourage third parties seeking to acquire the Company to make a non-coercive, premium offer which will maximize value for all stockholders, the Board of Directors shall consider, in determining whether to redeem the Rights in connection with any proposal or offer, whether such proposal or offer meets the requirements of a Qualifying Offer and, if not, in what respects such offer or proposal fails to meet such requirements."

     (j) Section 23 of the Rights Agreement is hereby amended by adding the following new paragraph (c) to such Section:

     "(c) (i) In the event the Company receives a Qualifying Offer, the Independent Directors shall call a special meeting of stockholders (the "Special Meeting") for the purpose of voting on such offer (the "Resolution"). The Special Meeting shall be held on a date selected by the Independent Directors, which date shall be not less than 60 days after the Offer Date and not later than 120 days after the Offer Date; provided, however, that if, as of the Offer Date, another meeting of Company stockholders shall have been called, which is to be held prior to the expiration of such 120-day period, then the Resolution may be voted on at such meeting, as determined by the Independent Directors, and such meeting shall be deemed to be the Special Meeting hereunder. The Independent Directors shall set a date for determining the stockholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's then-existing Certificate of Incorporation and By-Laws and with applicable law. At the Offeror's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; provided, however, that the Offeror shall by written agreement with the Company contained in or delivered with such request have indemnified the Company against any and all liabilities resulting from any misstatements, misleading statements and omissions contained in the Offeror's proxy soliciting material. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person, and any Special Meeting scheduled prior to such time and not theretofore held shall be cancelled.

     (ii) At the Special Meeting, the Resolution must receive the affirmative vote of a majority of the Common Shares outstanding as of the record date of the Special Meeting (other than shares held by (A) the Offeror or (B) the Company's management or directors); provided, however, that, if the Special Meeting is not held prior to 120 days after the Offer Date, then all Rights hereunder shall immediately expire.

     (iii) Nothing contained in this paragraph (c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duties. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any offer, or to recommend that holders of Common Shares reject any offer, or to take any other action with respect to any offer (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals to the Special Meeting) that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties."

     (k) Section 27 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of such Section (continuing after the period):

     "Notwithstanding anything contained in this Agreement to the contrary, without the approval of at least two-thirds of the Independent Directors, no supplement or amendment shall be made or provision hereof waived which changes the requirements that must be met for a tender or exchange offer to constitute a Qualifying Offer pursuant to Section 1(w) hereof."

     (l) Exhibit C (Summary of Rights to Purchase Preferred Shares) to the Rights Agreement is hereby amended in its entirety to the effect set forth in ANNEX I to this Amendment.

     SECTION 2. Effectiveness. This Amendment shall be effective on the tenth day after the certified results of the Company's 2003 Annual Meeting of Shareholders shall have been publicly announced. From and after such date, the Rights Agreement, as amended and restated hereby, shall be in the form of ANNEX II to this Amendment, unless and until it is further amended and/or restated.

     SECTION 3. Savings Clause. All of the provisions of the Rights Agreement not amended by this Amendment shall remain in full force and effect.

     SECTION 4. Miscellaneous. (a) This Amendment, as it amends the Rights Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations, commitments, representations and undertakings of the parties with respect to the subject matter hereof. Any terms used herein, which are not defined herein, shall have the meaning assigned to them in the Rights Agreement.

     (b) This Amendment shall bind and inure to the benefit of the Company, the Rights Agent and their respective successors and assigns.

     (c) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

     (d) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereto affixed and attested, all on the day and year first above written.

      ATTEST:                            HERCULES INCORPORATED

      By:     /s/ Israel J. Floyd        By:      /s/ Richard G. Dahlen
         ---------------------------        ---------------------------
         Name:    Israel J. Floyd           Name:     Richard G. Dahlen
         Title:   Corporate Secretary       Title:    Chief Legal Officer
                  and General Counsel

      ATTEST:                            MELLON INVESTOR SERVICES LLC

      By:     /s/ Jackie Wadsworth       By:      /s/ Lynore LeConche
         ---------------------------        ---------------------------
         Name:    Jackie Wadsworth          Name:     Lynore LeConche
         Title:   Vice President            Title:    Vice President

                                    ANNEX I
                                    -------

                                                                       Exhibit C
                                                                       ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


Introduction
------------

          On August 4, 2000, the Board of Directors of our Company, Hercules Incorporated, a Delaware corporation, declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, without par value), payable on August 14, 2000 to the stockholders of record on August 14, 2000.

          Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% (or 20% in the case of a "Qualified Institutional Investor" (as defined below)) or more of our outstanding common stock without the approval of our Board, except pursuant to a "Qualifying Offer" (as defined below). The Rights Agreement should not otherwise interfere with any merger or other business combination approved by our Board.

          For those interested in the specific terms of the Rights Agreement as made between our Company and Mellon Investor Services LLC, as the Rights Agent, on August 4, 2000, as amended and restated as of June 5, 2003, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission ("SEC") as an exhibit to a Registration Statement on Form 8-A dated August 10, 2000, and Amendment No. 1 thereto, which has been filed with the SEC as an exhibit to an Amendment to such Registration Statement on Form 8-A, dated June 5, 2003. A copy of the agreement, as amended and restated, is available free of charge from our Company.

THE RIGHTS. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on August 14, 2000. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after August 14, 2000 but prior to the Distribution Date described below.

EXERCISE PRICE. Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Share") for $100, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

EXERCISABILITY. The Rights will not be exercisable until

o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 10% (or 20% in the case of a "Qualified Institutional Investor") or more of our outstanding common stock, other than pursuant to a "Qualifying Offer," or, if earlier,

o 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer (other than a Qualifying Offer) which, if completed, would result in that person or group becoming an Acquiring Person.

          We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

QUALIFIED INSTITUTIONAL INVESTOR. A "Qualified Institutional Investor" means a person that is the beneficial owner of less than 20% of the common stock of the Company outstanding at the relevant time, and:

o (1) is described in Rule 13d-1(b)(1) of the SEC and is eligible to (and, if applicable, does) report beneficial ownership of common stock of the Company on Schedule 13G of the SEC, and (2) is not required to file a
     Schedule 13D of the SEC with respect to its beneficial ownership of common stock of the Company; or

o is otherwise determined by the Independent Directors in their sole discretion to be a Qualified Institutional Investor.

"Independent Directors" means the members of the Board of Directors of the Company other than (1) any such member who is an employee of the Company and is otherwise not "independent" under applicable stock exchange requirements and the Company's corporate governance guidelines then in effect, (2) any person or group making a Qualifying Offeror, and (3) any person or group making an offer or proposing an alternative transaction that is in competition with any Qualifying Offer.

QUALIFYING OFFER. A "Qualifying Offer" means a tender or exchange offer made for all of the shares of common stock of the Company then outstanding:

o for consideration per each such share (1) consisting of (A) cash, (B) freely tradable common stock (eligible for listing or quotation on the NYSE, AMEX or NASDAQ National Market) of an issuer that both is eligible to register such stock for primary sales on Form S-3 of the SEC and does not require stockholder approval for the issuance of such stock in the offer or
     (C) a combination of the two, and (2) having a value at least 20% greater than the then current market price (as determined under the Rights Agreement) of such share, and

o which meets all of the other requirements contained in the Rights Agreement, including the following:

     o if any portion of the consideration offered consists of cash, the person or group making the offer has provided to the Company firm written commitments from responsible financial institutions to provide (subject only to customary terms and conditions) funds for such offer that - when added to the amount of cash and cash equivalents which such person or group then has available and irrevocably committed for the offer - will be sufficient to pay for all such outstanding shares (on a fully diluted basis) and all offer-related expenses;

     o after consummating the offer, such person or group must own shares of common stock of the Company representing at least a majority of the shares of common stock then outstanding;

     o the offer must in all events remain open for at least 120 days, and must be extended in certain circumstances set forth in the Rights Agreement; and

     o such person or group must irrevocably commit in writing to the Company, among other things, to consummate promptly upon completion of the offer a transaction whereby all remaining shares of common stock of the Company will be acquired at the same price and for the same consideration per share paid in the offer.

In the event the Company receives a Qualifying Offer, the Independent Directors must call a special meeting of stockholders for the purpose of voting on the offer. The special meeting must be held on a date, selected by the Independent Directors, which is not less than 60 days after the offer is commenced and not later than the expiration of the 120-day period during which the Qualifying Offer must remain open. If no special meeting is held prior to the expiration of this 120-day period, the Rights will automatically expire. In order to be approved, the Qualifying Offer must receive the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the record date of the special meeting (other than shares held by the offeror or by the Company's management or directors). If the Qualifying Offer is not approved at the special meeting, it will have no effect on the Rights Agreement.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

o Flip In. If a person or group becomes an Acquiring Person (other than pursuant to a Qualifying Offer), all holders of Rights except the Acquiring Person may, for $100, purchase shares of our common stock with a market value of $200, based on the market price of the common stock prior to such acquisition.

o Flip Over. If our Company is later acquired in a merger or similar transaction (except any such transaction which follows a Qualifying Offer and is at the same price and for the same consideration per share paid in the Qualifying Offer) after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation's stock, prior to such merger.

PREFERRED SHARE PROVISIONS.

Each one one-thousandth of a Preferred Share, if issued:

o    will not be redeemable.

o will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

o will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

o    will have the same voting power as one share of common stock.

o if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

EXPIRATION. The Rights will expire on August 4, 2010. In addition, the Rights will expire automatically (without payment of any redemption amount):

o upon the acquisition of the Company pursuant to a transaction which follows a Qualifying Offer and is at the same price and for the same consideration per share paid in the Qualifying Offer; or

o upon expiration of the 120-day period during which a Qualifying Offer must remain open, if no special meeting of Company stockholder is held prior to the expiration of such period.

REDEMPTION. Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock. To encourage third parties seeking to acquire the Company to make a non-coercive, premium offer which will maximize value for all stockholders, the Rights Agreement provides that our Board will consider, in determining whether to redeem the Rights in connection with any particular proposal or offer, whether such proposal or offer meets the requirements of a Qualifying Offer and, if not, in what respects such proposal or offer fails to meet such requirements.

EXCHANGE. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

AMENDMENTS. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our

Board may not amend the agreement in a way that adversely affects holders of the Rights. In addition, without the approval of at least two-thirds of the Independent Directors, no amendment may be made, or provision of the Rights Agreement waived, which changes the requirements that must be met for a tender or exchange offer to constitute a Qualifying Offer.

                                    ANNEX II
                                    --------

   --------------------------------------------------------------------------

                              HERCULES INCORPORATED

                                       and

                          MELLON INVESTOR SERVICES LLC

                                Rights Agreement

             Dated as of August 4, 2000, as Amended and Restated as
                                of June 5, 2003

   --------------------------------------------------------------------------

                                TABLE OF CONTENTS




                                                                           Page
                                                                          Number

Section 1.        Definitions..................................................1

Section 2.        Appointment of Rights Agent..................................7

Section 3.        Issue of Right Certificates............................... ..7

Section 4.        Form of Right Certificates...................................8

Section 5.        Countersignature and Registration............................8

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
                  Certificates.................................................9

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of
                  Rights......................................................10

Section 8.        Cancellation and Destruction of Right Certificates..........11

Section 9.        Availability of Preferred Shares............................11

Section 10.       Preferred Shares Record Date................................11

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of
                  Rights......................................................12

Section 12.       Certificate of Adjusted Purchase Price or Number of
                  Shares......................................................17

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or
                  Earning Power...............................................17

Section 14.       Fractional Rights and Fractional Shares.....................18

Section 15.       Rights of Action............................................19

Section 16.       Agreement of Right Holders..................................20

Section 17.       Right Certificate Holder Not Deemed a Stockholder...........20

Section 18.       Concerning the Rights Agent.................................20

Section 19.       Merger or Consolidation or Change of Name of Rights
                  Agent.......................................................21

Section 20.       Duties of Rights Agent......................................21

                                                                          Page
                                                                         Number

Section 21.       Change of Rights Agent......................................23

Section 22.       Issuance of New Right Certificates..........................24

Section 23.       Redemption; Expiration......................................24

Section 24.       Exchange....................................................25

Section 25.       Notice of Certain Events....................................26

Section 26.       Notices.....................................................27

Section 27.       Supplements and Amendments..................................28

Section 28.       Successors..................................................28

Section 29.       Benefits of this Agreement..................................28

Section 30.       Severability................................................28

Section 31.       Governing Law...............................................28

Section 32.       Counterparts................................................29

Section 33.       Descriptive Headings........................................29

Signatures....................................................................30



Exhibit A         -      Form of Certificate of Designations

Exhibit B         -      Form of Right Certificate

Exhibit C         -      Summary of Rights to Purchase Preferred Shares

          Agreement, dated as of August 4, 2000, as amended and restated as of June 5, 2003, between Hercules Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on August 14, 2000 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include (A) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (B) a Qualified Institutional Investor, or (C) any Person who acquires Common Shares pursuant to a Qualifying Offer. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" (i) as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

          (c) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

          (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" or have "beneficial ownership" of any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

         (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York State are authorized or obligated by law or executive order to close.

          (f) "Close of Business" on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

          (g) "Common Shares" when used with reference to the Company shall mean the shares of common stock, without par value, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (h) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

          (k) "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

          (l) "Independent Directors" shall mean the members of the Board of Directors of the Company other than (i) any such member who is an employee of the Company and is otherwise not "independent" under applicable stock exchange requirements or the Company's corporate governance guidelines then in effect,
(ii) the Offeror, and (iii) any Person who is (or whose Affiliates or Associates are) making an offer or proposing an alternative transaction that is in competition with any Qualifying Offer.

          (m) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

          (n) "Offer Consideration" shall have the meaning set forth in Section 1(w)(i) hereof.

          (o) "Offer Date" shall have the meaning set forth in Section 1(w)(iv) hereof.

          (p) "Offer Period" shall have the meaning set forth in Section 1(w)(iv) hereof.

          (q) "Offeror" shall have the meaning set forth in Section 1(w) hereof.

          (r) "Offeror Shares" shall have the meaning set forth in Section 1(w)(i) hereof.

          (s) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (t) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, without par value, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

          (u) "Purchase Price" shall have the meaning set forth in Section 4 hereof.

          (v) "Qualified Institutional Investor" shall mean, as of any time of determination, a Person that is the Beneficial Owner of less than 20% of the Common Shares of the Company then outstanding and (A) (i) is described in Rule 13d-1(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and if such Person is the Beneficial Owner of greater than 5% of the Common Shares of the Company does in fact report) beneficial ownership of Common Shares of the Company on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Common Shares of the Company, or (B) is otherwise determined by the Independent Directors in their sole discretion to be a Qualified Institutional Investor.

          (w) "Qualifying Offer" shall mean a tender or exchange offer made by any Person, alone or together with any of its Affiliates or Associates (such Persons, individually or collectively, the "Offeror"), for all of the Common Shares of the Company then outstanding, which offer meets all of the following requirements:

               (i) such offer provides for the acquisition of all of the Common Shares of the Company outstanding at the time such offer is made, that are held by any Person other than the Offeror, for the same consideration per each such Common Share; provided, however, that such consideration (the "Offer Consideration") may consist of: (x) cash (subject to the provisions of clause (ii) below), (y) freely tradable shares of common stock of the Offeror that are approved for listing or quotation upon notice of issuance on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, and the Offeror is eligible to register such shares for primary sales on Form S-3 under the Securities Act (or any successor form) (the "Offeror Shares") or (z) a combination of cash meeting the requirements of subclause (x) of this clause (i) and Offeror Shares; provided, further, however, that the value per Common Share of the Company of such Offer Consideration must be at least 20% greater than the current per share market price (as determined pursuant to the provisions of Section 11(d) hereof) of a Common Share of the Company on the date immediately prior to the date such Offeror first publicly discloses its intention to make an offer for Common Shares of the Company;

               (ii) if any portion of the Offer Consideration consists of cash, on or prior to the date such offer is commenced (within the meaning of Rule 14d-2(a) promulgated under the Exchange Act), the Offeror has, and has provided to the Company, firm written commitments from responsible financial institutions, which have been accepted by the Offeror, to provide, subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the

          Company, conditions based on the accuracy of any information concerning the Company other than such as would be the subject of representations and warranties in a public financing by the Company, or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing), funds for such offer which--when added to the amount of cash and cash equivalents which the Offeror then has available and has irrevocably committed in writing to the Company to utilize for purposes of such offer if consummated (and to set apart and maintain available for such purposes until the offer is consummated or withdrawn)--will be sufficient to pay for all Common Shares of the Company then outstanding (on a fully diluted basis) and all expenses related to the Qualifying Offer;

               (iii) if no portion of the Offer Consideration consists of cash, such offer states that (and the Offeror has provided to the Company reasonable evidence to the effect that) the Offeror has (x) a sufficient number of Offeror Shares available for issuance in connection with such offer without any further approval required by the Offeror's stockholders, and (y) cash and cash equivalents in an amount sufficient to pay for all expenses related to the Qualifying Offer;

               (iv) such offer (x) must remain open for at least 120 calendar days after it is first commenced (within the meaning of Rule 14d-2(a) promulgated under the Exchange Act) (the "Offer Date") (or such longer period as is necessary for the last day of such 120-day period to be a Business Day) (such period, as may be extended pursuant to this clause
          (iv), the "Offer Period"), (y) must be extended for at least twenty
          (20) Business Days after (A) the last increase (or decrease permitted by clause (vi) below) in the Offer Consideration or (B) any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per Common Share of the Company in excess of that provided for in such original offer (provided, however, that such offer need not remain open, as a result of this clause (iv), beyond
          (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under this clause
          (iv), or (2) the scheduled expiration date, as such date may be extended by public announcement prior to the then scheduled expiration date, of any other offer with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of shares thereunder (unless such other offer is terminated prior to its expiration without any shares having been purchased thereunder)), and (z) shall be subject only to stockholder approval at the Special Meeting called pursuant to Section 23(c) hereof in accordance with the provision of such section (or to expiration of the Rights pursuant to Section 23(c)(ii) hereof), and to other customary terms and conditions (which shall in no event include satisfaction of any conditions relating to the business, financial condition, results of operations or prospects of the Company other than such as are based on information publicly disclosed by the Company, any financing conditions or any conditions relating to approval of the Offeror's stockholders);

               (v) after the consummation of such offer, the Offeror owns Common Shares of the Company representing at least a majority of the Common Shares then outstanding; and

               (vi) prior to or on the date that such offer is commenced within the meaning of Rule 14d-2(a) promulgated under the Exchange Act, the Offeror makes an irrevocable written commitment to the Company (x) to consummate promptly upon the completion of such offer a transaction whereby all Common Shares of the Company not purchased or tendered in such offer will be acquired at the same price and for the same Offer Consideration per Common Share paid in such offer, and (y) that the Offeror will not make any amendment to the original offer, which reduces the value per Common Share of the Offer Consideration (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer, other than a regular quarterly cash dividend consistent with past practice, or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), reduces the number of Common Shares being sought or which is in any other respect materially adverse to the Company's stockholders.

               (x) "Record Date" shall have the meaning set forth in the second paragraph hereof.

               (y) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

               (z) "Redemption Price" shall have the meaning set forth in
          Section 23(a) hereof.

               (aa) "Resolution" shall have the meaning set forth in Section 23(c).

               (bb) "Right" shall have the meaning set forth in the second paragraph hereof.

               (cc) "Right Certificate" shall have the meaning set forth in
          Section 3(a) hereof.

               (dd) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (ee) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

               (ff) "Special Meeting" shall have the meaning set forth in
          Section 23(c).

               (gg) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

               (hh) "Summary of Rights" shall have the meaning set forth in
          Section 3(b) hereof.

               (ii) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for the acts or omissions of any such co-Rights Agent.

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan) of a tender or exchange offer, other than a Qualifying Offer, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 10% or more of the then outstanding Common Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with the necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

          (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Hercules Incorporated (the "Company") and Mellon Investor Services LLC (the "Rights Agent"), dated as of August 4, 2000, as amended and restated as of June 5, 2003, and as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. As set forth in the Rights Agreement, Rights beneficially owned by any Person (as defined in the Rights Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.

          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the duties, rights or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the National Association of Securities Dealers, Inc., or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its

President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

          Following the Distribution Date, and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at its office designated for such purpose (the "Designated Office"), books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the Designated Office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 unless and until it is reasonably satisfied that all such taxes and/or charges have been paid.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly and duly executed, to the Rights Agent at the Designated Office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on August 4, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the expiration of the Rights pursuant to (x) the last sentence of Section 13 hereof or (y) Section 23(c)(ii) hereof.

          (b) The Purchase Price for each one one-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $100, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 6 and Section 14 hereof.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

          Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

          Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable tax or charge) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

          (ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.

          (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price (as defined in Section 11(d)) of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to but not including such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such stockholders.

          (n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth the amount of the adjustment and a brief statement of the facts and computations accounting for such adjustment (including, without limitation, the record date for the adjustment), (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Notwithstanding anything in this Agreement to the contrary, this
Section 13 shall not be applicable to any transaction described in clauses (a) or (b) of the first paragraph of this Section 13 if (i) such transaction is consummated with a Person or Persons who acquired Common Shares of the Company pursuant to a Qualifying Offer, (ii) the consideration per Common Share of the Company offered in such transaction is not less than the consideration per Common Share paid to holders of Common Shares pursuant to such Qualifying Offer and (iii) the form of consideration per Common Share of the Company offered in such transaction is the same as the form of consideration paid to holders of Common Shares pursuant to such Qualifying Offer. Upon consummation of any transaction contemplated by this last paragraph of Section 13, all Rights hereunder shall immediately expire.

          Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          The Rights Agent shall have no duty or obligation with respect to this
Section 14 and Section 24(d) unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

          Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action expressly given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. With-out limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the Designated Office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgement, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, amendment and administration of this

Agreement, including without limitation the costs and expenses of defending against any claim of liability arising therefrom directly or indirectly in the premises. The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the Rights.

          The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken or suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible or liable for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any stockholder, director, affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business and in good standing under the laws of the United States, the State of New York or of any other state of the United States, so long as such Person is authorized under such laws to exercise all of the duties of the Rights Agent under this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (ii) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23. Redemption; Expiration. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish. To encourage third parties seeking to acquire the Company to make a non-coercive, premium offer which will maximize value for all stockholders, the Board of Directors shall consider, in determining whether to redeem the Rights in connection with any proposal or offer, whether such proposal or offer meets the requirements of a Qualifying Offer and, if not, in what respects such offer or proposal fails to meet such requirements.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

          (c) (i) In the event the Company receives a Qualifying Offer, the Independent Directors shall call a special meeting of stockholders (the "Special Meeting") for the purpose of voting on such offer (the "Resolution"). The Special Meeting shall be held on a date selected by the Independent Directors, which date shall be not less than 60 days after the Offer Date and not later than 120 days after the Offer Date; provided, however, that if, as of the Offer Date, another meeting of Company stockholders shall have been called, which is to be held prior to the expiration of such 120-day period, then the Resolution may be voted on at such meeting, as determined by the Independent Directors, and such meeting shall be deemed to be the Special Meeting hereunder. The Independent Directors shall set a date for determining the stockholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's then-existing Certificate of Incorporation and By-Laws and with applicable law. At the Offeror's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; provided, however, that the Offeror shall by written agreement with the Company contained in or delivered with such request have indemnified the Company against any and all liabilities resulting from any misstatements, misleading statements and omissions contained in the Offeror's proxy soliciting material. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person, and any Special Meeting scheduled prior to such time and not theretofore held shall be cancelled.

          (ii) At the Special Meeting, the Resolution must receive the affirmative vote of a majority of the Common Shares outstanding as of the record date of the Special Meeting (other than shares held by (A) the Offeror or (B) the Company's management or directors); provided, however, that, if the Special Meeting is not held prior to 120 days after the Offer Date, then all Rights hereunder shall immediately expire.

          (iii) Nothing contained in this paragraph (c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duties. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any offer, or to recommend that holders of Common Shares reject any offer, or to take any other action with respect to any offer (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals to the Special Meeting) that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

          Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of
Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend),
(ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Hercules Incorporated
          Hercules Plaza
          1313 North Market Street
          Wilmington, Delaware   19894-0001
          Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Mellon Investor Services LLC
          111 Founders Plaza, 11th Floor
          East Hartford, Connecticut 06108
          Attention: Relationship Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. The Company shall also deliver to the Rights Agent a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27. Notwithstanding anything contained in this Agreement to the contrary, without the approval of at least two-thirds of the Independent Directors, no supplement or amendment shall be made or provision hereof waived which changes the requirements that must be met for a tender or exchange offer to constitute a Qualifying Offer pursuant to Section 1(w) hereof.

          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


Attest:                                      HERCULES INCORPORATED

By /s/ Dominick W. DiDonna                   By /s/ Israel J. Floyd
   ---------------------------------------      -----------------------------
   Name:  Dominick W. DiDonna                   Name:  Israel J. Floyd
   Title: Executive Vice President, and         Title  Executive Vice President,
            President, Process Chemicals               Secretary and
            and  Services Segment                        General Counsel


Attest:                                      CHASEMELLON SHAREHOLDER
                                                SERVICES L.L.C.


By /s/ Lee Tinto                              By /s/ Jackie Wadsworth
   ---------------------------------------       -------------------------------
   Name:  Lee Tinto                              Name:  Jackie Wadsworth
   Title:    Vice President                      Title:    Vice President

                                                                       Exhibit A
                                                                       ---------

                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              HERCULES INCORPORATED

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                              -------------------

          Hercules Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on August 4, 2000:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value, of the Corporation (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Series A Junior Participating Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 125,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2. Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dis-solution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

          Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this day of August, 2000.



                                         -------------------------------
                                              Chairman of the Board

Attest:

---------------------
Secretary

                                                                       Exhibit B
                                                                       ---------

                            Form of Right Certificate

Certificate No. R-                                                     Rights
                                                                 -----

        NOT EXERCISABLE AFTER AUGUST 4, 2010 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

                                Right Certificate

                              HERCULES INCORPORATED

          This certifies that, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of August 4, 2000, as amended and restated as of June 5, 2003 (the "Agreement"), between Hercules Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York City time, on August 4, 2010 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, without par value, of the Company (the "Preferred Shares"), at a purchase price of $100 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August ___, 2000, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-thousandth of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, without par value.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, ____.

ATTEST:                                  HERCULES INCORPORATED


                                         By
----------------------------                ------------------------------------
Name:                                       Name:
Title:                                      Title:

Countersigned:


Mellon Investor Services LLC

By --------------------------
    Name:
    Title:

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto _________________________________________________________________
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
      --------------------


                                             -----------------------------------
                                             Signature



Signature Guaranteed:
          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).


                                             -----------------------------------
                                             Signature

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)

To:  HERCULES INCORPORATED

          The undersigned hereby irrevocably elects to exercise
                                                                ----------------
Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------

Dated:
        ----------------------------

                                             -----------------------------------
                                             Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

                                             -----------------------------------
                                             Signature



                                     NOTICE

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C
                                                                       ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


Introduction
------------

          On August 4, 2000, the Board of Directors of our Company, Hercules Incorporated, a Delaware corporation, declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, without par value), payable on August 14, 2000 to the stockholders of record on August 14, 2000.

          Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% (or 20% in the case of a "Qualified Institutional Investor" (as defined below)) or more of our outstanding common stock without the approval of our Board, except pursuant to a "Qualifying Offer" (as defined below). The Rights Agreement should not otherwise interfere with any merger or other business combination approved by our Board.

          For those interested in the specific terms of the Rights Agreement as made between our Company and Mellon Investor Services LLC, as the Rights Agent, on August 4, 2000, as amended and restated as of June 5, 2003, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission ("SEC") as an exhibit to a Registration Statement on Form 8-A dated August 10, 2000, and Amendment No. 1 thereto, which has been filed with the SEC as an exhibit to an Amendment to such Registration Statement on Form 8-A, dated June 5, 2003. A copy of the agreement, as amended and restated, is available free of charge from our Company.

THE RIGHTS. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on August 14, 2000. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after August 14, 2000 but prior to the Distribution Date described below.

EXERCISE PRICE. Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Share") for $100, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

EXERCISABILITY. The Rights will not be exercisable until

o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 10% (or 20% in the case of a "Qualified Institutional Investor") or more of our outstanding common stock, other than pursuant to a "Qualifying Offer," or, if earlier,

o 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer (other than a Qualifying Offer) which, if completed, would result in that person or group becoming an Acquiring Person.

          We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

QUALIFIED INSTITUTIONAL INVESTOR. A "Qualified Institutional Investor" means a person that is the beneficial owner of less than 20% of the common stock of the Company outstanding at the relevant time, and:

o (1) is described in Rule 13d-1(b)(1) of the SEC and is eligible to (and, if applicable, does) report beneficial ownership of common stock of the Company on Schedule 13G of the SEC, and (2) is not required to file a
     Schedule 13D of the SEC with respect to its beneficial ownership of common stock of the Company; or

o is otherwise determined by the Independent Directors in their sole discretion to be a Qualified Institutional Investor.

"Independent Directors" means the members of the Board of Directors of the Company other than (1) any such member who is an employee of the Company and is otherwise not "independent" under applicable stock exchange requirements and the Company's corporate governance guidelines then in effect, (2) any person or group making a Qualifying Offeror, and (3) any person or group making an offer or proposing an alternative transaction that is in competition with any Qualifying Offer.

QUALIFYING OFFER. A "Qualifying Offer" means a tender or exchange offer made for all of the shares of common stock of the Company then outstanding:

o for consideration per each such share (1) consisting of (A) cash, (B) freely tradable common stock (eligible for listing or quotation on the NYSE, AMEX or NASDAQ National Market) of an issuer that both is eligible to register such stock for primary sales on Form S-3 of the SEC and does not require stockholder approval for the issuance of such stock in the offer or
     (C) a combination of the two, and (2) having a value at least 20% greater than the then current market price (as determined under the Rights Agreement) of such share, and

o which meets all of the other requirements contained in the Rights Agreement, including the following:

     o if any portion of the consideration offered consists of cash, the person or group making the offer has provided to the Company firm written commitments from responsible financial institutions to provide (subject only to customary terms and conditions) funds for such offer that - when added to the amount of cash and cash equivalents which such person or group then has available and irrevocably committed for the offer - will be sufficient to pay for all such outstanding shares (on a fully diluted basis) and all offer-related expenses;

     o after consummating the offer, such person or group must own shares of common stock of the Company representing at least a majority of the shares of common stock then outstanding;

     o the offer must in all events remain open for at least 120 days, and must be extended in certain circumstances set forth in the Rights Agreement; and

     o such person or group must irrevocably commit in writing to the Company, among other things, to consummate promptly upon completion of the offer a transaction whereby all remaining shares of common stock of the Company will be acquired at the same price and for the same consideration per share paid in the offer.

In the event the Company receives a Qualifying Offer, the Independent Directors must call a special meeting of stockholders for the purpose of voting on the offer. The special meeting must be held on a date, selected by the Independent Directors, which is not less than 60 days after the offer is commenced and not later than the expiration of the 120-day period during which the Qualifying Offer must remain open. If no special meeting is held prior to the expiration of this 120-day period, the Rights will automatically expire. In order to be approved, the Qualifying Offer must receive the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the record date of the special meeting (other than shares held by the offeror or by the Company's management or directors). If the Qualifying Offer is not approved at the special meeting, it will have no effect on the Rights Agreement.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

o Flip In. If a person or group becomes an Acquiring Person (other than pursuant to a Qualifying Offer), all holders of Rights except the Acquiring Person may, for $100, purchase shares of our common stock with a market value of $200, based on the market price of the common stock prior to such acquisition.

o Flip Over. If our Company is later acquired in a merger or similar transaction (except any such transaction which follows a Qualifying Offer and is at the same price and for the same consideration per share paid in the Qualifying Offer) after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation's stock, prior to such merger.

PREFERRED SHARE PROVISIONS.

Each one one-thousandth of a Preferred Share, if issued:

o    will not be redeemable.

o will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

o will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

o    will have the same voting power as one share of common stock.

o if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

EXPIRATION. The Rights will expire on August 4, 2010. In addition, the Rights will expire automatically (without payment of any redemption amount):

o upon the acquisition of the Company pursuant to a transaction which follows a Qualifying Offer and is at the same price and for the same consideration per share paid in the Qualifying Offer; or

o upon expiration of the 120-day period during which a Qualifying Offer must remain open, if no special meeting of Company stockholder is held prior to the expiration of such period.

REDEMPTION. Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock. To encourage third parties seeking to acquire the Company to make a non-coercive, premium offer which will maximize value for all stockholders, the Rights Agreement provides that our Board will consider, in determining whether to redeem the Rights in connection with any particular proposal or offer, whether such proposal or offer meets the requirements of a Qualifying Offer and, if not, in what respects such proposal or offer fails to meet such requirements.

EXCHANGE. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

AMENDMENTS. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our

Board may not amend the agreement in a way that adversely affects holders of the Rights. In addition, without the approval of at least two-thirds of the Independent Directors, no amendment may be made, or provision of the Rights Agreement waived, which changes the requirements that must be met for a tender or exchange offer to constitute a Qualifying Offer.